Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

A Delaware corporation

(As amended through November 21, 2008)

ARTICLE I
OFFICES

Section 1.               Registered Office.  The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.  The name of The Corporation’s registered agent at such address shall be The Corporation Trust Company.

Section 2.               Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.               Place of Meetings.  Meetings of the stockholders shall be held at any place within or without the State of Delaware as determined by the Board of Directors.  The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely be means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law.  In the absence of any such designation or determination, meetings of stockholders shall be held at the Corporation’s principal executive offices.

Section 2.               Annual Meetings.  The annual meeting of the stockholders shall be held for the purpose of electing directors and conducting such other business as may properly come before the meeting each year on a date and at a time designated by the Board of Directors.

Section 3.               Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the Chief Executive Officer or the President and shall be called by the Chief Executive Officer, the President or the Secretary at the request in writing of stockholders owning a majority in the amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.  At such meetings, the only business which may be transacted is that relating to the purpose or purposes set forth in the notice or waivers of notice thereof.

Section 4.               Notice of Meetings.  Except as otherwise required by law, written, printed or electronic notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by mail, or in the case of stockholders who have consented to such delivery, by electronic transmission (as such term is defined in the Delaware General Corporation Law), to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Corporation. Notice given by electronic transmission shall be effective (a) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (b) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (c) if by posting on an electronic network together with a separate notice of such posting, upon the later to occur of (i) the posting or (ii) the giving of separate notice of the posting; or (d) if by other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder. Meetings may be held without notice if all stockholders entitled to vote are present (except as otherwise provided by law), or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed and (unless the Corporation’s Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 5.               Waiver of Notice.  Whenever any notice is required to be given under any provisions of law, by the Certificate of Incorporation or by these Bylaws, a waiver thereof in writing or by telecopy or any other means of communication permissible by law, whether before or after the time stated therein, shall be deemed equivalent to such notice.  In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to such stockholder, shall be conclusively deemed to have waived notice of such meeting.

Section 6.               Stockholders List.  The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, specifying the address of and the number and class or series, if any, of shares registered in the name of each stockholder.  The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or during ordinary business hours, at the Corporation’s principal place of business.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 7.               Quorum and Adjournment.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by law or by the Certificate of Incorporation.  If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place.  Unless the adjournment is for more than thirty (30) days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder provided that the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting were announced at the meeting at which the adjournment was taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 8.               Vote Required.  In all matters, other than the election of directors and except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 9.               Voting Rights.  At each meeting of stockholders, each holder of record of shares of stock entitled to vote shall be entitled to vote in person or by proxy, and each such holder shall be entitled to one vote for every share standing in such holder’s name on the books of the Corporation as of the record date fixed by the Board of Directors or prescribed by law.

Section 10.             Proxies.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by the stockholder’s duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his or her representative, or otherwise delivered telephonically or electronically as set forth in the applicable proxy statement, at or before the time of the meeting.  No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his or her legal representatives or assigns except in those cases where an irrevocable proxy permitted by statute has been given.

Section 11.             Consents in Lieu of Meeting.  Unless otherwise provided in the Certificate of Incorporation or by the laws of the State of Delaware, any action required by the laws of the State of Delaware to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if: (a) a consent in writing, or by facsimile, telegram, cablegram or other electronic transmission, setting forth the action so taken, shall be signed or, in the case of a facsimile, telegram, cablegram or other electronic submission, authorized by the holders of outstanding stock having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and (b) prompt notice of the taking of such action by less than unanimous written consent is given to the other stockholders to the extent and in the manner required by the laws of Delaware. Consents delivered by facsimile, telegram, cablegram or other electronic transmission shall be deemed to be signed and dated on the date on which such consent is transmitted to the Corporation or the agent specified by the Corporation to receive such facsimile, telegram, cablegram or other electronic transmission.

Section 12.             Notice of Stockholder Proposed Business.  At any annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted on, as are properly brought before the meeting.  In order for business to be properly brought before the meeting, the business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by any stockholder of record of the Corporation who (i) was a stockholder of record at the time of the giving of the notice provided for in this Section 12 of Article II and at the time of the annual meeting, (ii) is entitled to vote at such meeting and (iii) has complied with the procedures set forth in this Section 12 of Article II as to such business.  Except for proposals properly made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting, the foregoing clause (c) shall be exclusive means for a stockholder to propose business to be considered by the stockholders at an annual meeting of stockholders.  For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, to be timely, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting or public disclosure thereof was given or made, whichever first occurs.  In no event shall the adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting, the text of any resolution proposed to be adopted at the annual meeting and the reasons for conducting such business at the annual meeting and as to the stockholder giving the notice and any Stockholder Associated Person (as defined below) (i) the name and record address of such person, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of other business on the date of such stockholder’s notice, (vi) a description of all arrangements or understandings between or among such persons in connection with the proposal of such business by such stockholder and any material interest in such business and (vii) a representation that the stockholder giving the notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.  Any ownership information shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 12 of Article II; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 12 of Article II shall be deemed to preclude discussion by any stockholder of any such business. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12 of Article II, and if the chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

“Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert, directly or indirectly, with such stockholder and (ii) any person controlling, controlled by or under common control with such stockholder or any Stockholder Associated Person.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

Notwithstanding the foregoing provisions of this Section 12 of Article II, (i) a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12 of Article II; provided, however, that any reference in this Section 12 of Article II to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals of business to be considered pursuant to clause (c) of Section 12 of Article II and nothing in this Section 12 of Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act and (ii) stockholder nominations of persons for election to the Board of Directors shall be governed by Section 13 of Article II of these Bylaws.

Section 13.             Stockholder Nomination of Directors.  Only persons who are nominated in accordance with the procedures set forth in this Section 13 of Article II shall be eligible to serve as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the rights of holders of preferred stock of the Corporation to nominate and elect a specified number of directors, if any. Nominations of persons for election to the Board of Directors of the Corporation to be made at any annual meeting of stockholders or any special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting must be made (a) by or at the direction of the Board of Directors, or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, as indicated in the notice, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving the notice provided for in this Section 13 of Article II and at the time of the meeting, (ii) is entitled to vote for the election of directors at the meeting and (iii) complies with the procedures set forth in this Section 13 of Article II as to such nominations.  Except for proposals properly made pursuant to Rule 14a-8 under the Exchange Act, and included in the Corporation’s notice of meeting, the foregoing clause (b) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting. Any such nominations (other than those made by or at the direction of the Board of Directors) must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice in the case of a special meeting of stockholders called for the purpose of electing directors, must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs, and, in the case of any annual meeting, must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the meeting or public disclosure thereof was given or made, whichever first occurs. In no event shall the adjournment or postponement of an annual or special meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each person whom the stockholder proposes to nominate for election as a director and as to the stockholder giving the notice and any Stockholder Associated Person (as defined in Section 12 of Article II of these Bylaws) (i) the name, age, business address, residence address and record address of such person, (ii) the principal occupation or employment of such person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iv) any information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,  (v) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (vi) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (vii) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder’s notice, (viii) a description of all arrangements or understandings between or among such persons pursuant to which the nomination(s) are to be made by the stockholder and (ix) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice.  Any ownership information shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 13 of Article II.  If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Notwithstanding anything in the first paragraph of this Section 13 of Article II to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation.

Notwithstanding the foregoing provisions of this Section 13 of Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13 of Article II; provided, however, that any reference in this Section 13 of Article II to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to clause (b) of this Section 13 of Article II and nothing in this Section 13 of Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III
DIRECTORS

Section 1.               Number, Election and Term of Office.  Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the Board of Directors shall consist of one or more directors, the number thereof to be determined from time to time by resolution of the Board of Directors.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 5 of this Article III, and each director elected shall hold office until the next annual meeting of stockholders or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 2.               Management By Board of Directors.  The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.               Resignation.  Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.

Section 4.               Removal.  Subject to the rights of the holders of any series of preferred stock then outstanding, any director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares of stock of the Corporation then entitled to vote at an election of directors, except as otherwise provided by statute.

Section 5.               Vacancies.  Subject to the rights of the holders of any series of preferred stock then outstanding, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office until the next annual election or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 6.               Place of Meetings; Meetings by Telephone.  The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of the Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 7.               Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 8.               Special Meetings; Notice.  Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the Board of Directors. The person(s) authorized to call special meetings of the Board may fix the time and place of the meeting.  Notice of the time and place of special meetings shall be: (a) delivered personally by hand, by courier or by telephone, (b) sent by United States first-class mail, postage prepaid, (c) sent by facsimile or (d) sent by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.  If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate such notice to the director. The notice need not specify the place of the meeting if the meeting is to be held at the Corporation’s principal executive office nor the purpose of the meeting.

Section 9.               Waiver of Notice.  Whenever any notice is required to be given under any provisions of law, by the Certificate of Incorporation or by these Bylaws, a waiver thereof in writing, or by telecopy or any other means of communication permissible by law, whether before or after the time stated therein, shall be deemed equivalent to such notice.  In addition, any director attending a meeting of the Board of directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

Section 10.             Quorum and Voting.  At all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business, unless otherwise provided by any applicable provision of law, by the Certificate of Incorporation or by these Bylaws.  The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by any applicable provision of law, by the Certificate of Incorporation or by these Bylaws.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11.             Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation which to the extent provided in such resolution shall have and may exercise the powers of the Board of Directors in the management and affairs of the Corporation except as otherwise limited by statute.  The Board of Directors may designate one or more directors as alternate members of any committee.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 12.             Committee Rules.  Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board of Directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum.  In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 11 of this Article III, of such committee is/are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified members.

Section 13.             Consent in Lieu of Meeting.  Any action required or permitted to be taken by the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form

Section 14.             Compensation.  The directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity and no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
OFFICERS

Section 1.               Number.  The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, President, a Secretary, a Chief Financial Officer, a Treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors.  In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except the offices of President and Secretary.  The Board of Directors may also designate from such officers (a) a Chief Executive Officer who shall have general supervision and authority over the business and affairs of the Corporation subject to the control of the Board of Directors, (b) a Chief Operating Officer who shall have general supervision and authority over the operations of the Corporation subject to the control of the Chief Executive Officer, if that designation has been made, and subject to the control of the Board of Directors or (c) both a Chief Executive Officer and a Chief Operating Officer.  Any two or more offices may be held by the same person.

Section 2.               Election and Term of Office.  The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors.  Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.               Resignation.  Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

Section 4.               Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed either with or without cause by the Board of Directors, but such removal shall be without prejudice of the contract rights, if any, of the person so removed.

Section 5.               Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by a majority vote of the directors then in office.

Section 6.               Compensation.  Compensation of all officers shall be fixed by the Board of Directors or by such officers or a committee of the Board of Directors to which the Board of Directors has delegated such authority, and no officer shall be prevented from receiving such compensation by virtue of the fact that such officer is also a director of the Corporation.

Section 7.               Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the stockholders and Board of Directors and shall have such other power and perform such additional duties as may from time to time be assigned to the him or her by the Board of Directors.

Section 8.               The Chief Executive Officer.  The Chief Executive Officer shall be the senior officer of the Corporation and shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders; shall have general and active management of the business of the Corporation; and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The Chief Executive Officer shall execute bonds, mortgages and other contracts in the name of the Corporation, except where required or permitted by law to be otherwise signed and executed, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 9.               The President.  In the absence of a Chief Executive Officer or if there be none, the President shall be the senior officer of the Corporation and perform all such other duties as are incident to such office or are properly required by the Board of Directors.  If there is a Chief Executive Officer, the President shall be the chief operating officer of the Corporation and shall be subject to the general supervision, direction and control of the Chief Executive Officer unless the Board of Directors provides otherwise.  One person may hold both the Chief Executive Officer and the President offices.

Section 10.             The Secretary and Assistant Secretaries.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President, under whose supervision he or she shall be.  The Assistant Secretary, if there be one or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11.             The Chief Financial Officer.  The Chief Financial Officer shall keep accurate financial records for the Corporation; render to the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the Corporation; and prepare and sign, where required, reports of the financial condition of the Corporation submitted from time to time to the stockholders and such financial reports as may be required to be filed under the rules of the Securities and Exchange Commission or any securities exchange upon which shares of the Corporation’s capital stock may be listed.

Section 12.             The Treasurer and Assistant Treasurers.  The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever; deposit all such monies in the name of the Corporation for safekeeping in appropriate banks, trust companies and or other depositories; and in general perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned by the Board of Directors or by the Chief Executive Officer, the President or the Chief Financial Officer.  The Assistant Treasurer, if there be one or if there be more than one, the Assistant Treasurers shall have such powers and shall perform such duties as may be assigned by the Board of Directors, the Chief Executive Officer, the President or the Treasurer from time to time.

Section 13.             Other Officers, Assistant Officers and Agents.  Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

ARTICLE V
CERTIFICATES OF STOCK

Section 1.               Form.  Unless the Board of Directors has determined that some or all of any or all classes or series of stock shall be uncertificated shares, the interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock.  Notwithstanding the adoption of any resolution of the Board of Directors providing for uncertificated shares, every holder of stock theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chairman of the Board or the President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.  Where a certificate is signed (a) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (b) by a registrar, other than the Corporation or its employee, the signature of the Chairman of the Board, President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2.               Lost Certificates.  The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3.               Fixing a Record Date.  The Board of Directors may fix in advance a date, not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payments of such dividend, or to receive such allotment or rights, or to exercise such rights, or to give such consents, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.  If no record date is fixed, the time for determining stockholders shall be at the close of business, on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  The time for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4.               Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of the other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 5.               Stock Certificates and Legend.  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

ARTICLE VI
GENERAL PROVISIONS

Section 1.               Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.               Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.               Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.               Seal.  The Corporation will not have a corporate seal.

Section 5.               Securities Owned By Corporation.  Voting securities in any other Corporation held by the Corporation shall be voted by the Chief Executive Officer, the President or any Vice President, unless the Board of Directors specifically confers authority to vote with respect thereto, which may be general or confined to specific instances, upon some other person or officer.  Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

ARTICLE VII
INDEMNITY

Section 1.               Indemnification Rights.  To the maximum extent permitted by law, the Corporation shall indemnify any Eligible Person (as defined below) (including such person’s heirs, executors and personal representatives) against any and all Amounts (as defined below) incurred or imposed in connection with, or which result from, any Proceeding (as defined below) (other than a proceeding initiated by such person) in which such person is or may become involved by reason of being an Eligible Person.

Section 2.               Advancement of Expenses.  In connection with any Proceeding, the Corporation may advance Expenses (as defined below) to any Eligible Person upon receipt of an undertaking by or on behalf of such person to repay such advance if it shall ultimately be determined that such person is not entitled to indemnification by the Corporation.

Section 3.               Rights Not Exclusive.  The rights provided in this Article may not be determined exclusive of any other right or rights to which any Eligible Person may be entitled under any agreement, vote of stockholders or otherwise.

Section 4.               Definitions.  For purposes of this Article:

(a)           “Amounts” shall include judgments, penalties, fines, amounts paid in settlement and Expenses.

(b)           “Corporation” shall mean the Corporation and any Corporation at least a majority of whose voting securities have ordinary voting power for the election of directors (other than securities having such voting power only by reason of the occurrence of a contingency) which is, at the time of alleged events giving rise to the Proceeding, owned by the Corporation and/or one or more of its majority-owed subsidiaries.

(c)           “Eligible Person” shall mean:

(i)            A director, officer or employee of the Corporation; or

(ii)           A director, officer or employee of the Corporation who at the specific written request or resolution of the Board of Directors of the Corporation is, at the time either of the Proceeding and/or the alleged events giving rise to the Proceeding, serving as a director, officer or employee of any other company, partnership, joint venture, trust, employee benefit plan or other enterprise; or

(iii)          A fiduciary or co-fiduciary of an employee benefit plan of the Corporation as those terms are defined in the Employee Retirement Income Security Act of 1974.

(d)           “Expenses” shall mean all reasonable attorneys’ fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or preparing to be a witness in a Proceeding.

(e)           “Proceeding” shall include any actual, threatened or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other formal claim that could result or has resulted in personal liability, whether civil, criminal, administrative or investigative.

ARTICLE VIII
INDEMNIFICATION AGREEMENTS

The Corporation shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of present of future directors and officers of the Corporation, entity or enterprise with whom such person is serving at the express written request of the Corporation.

ARTICLE IX
AMENDMENTS

These Bylaws may be adopted, amended, altered or repealed at any meeting of the Board of Directors by majority vote.  The fact that the power to adopt, amend, alter or repeal the Bylaws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.